                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 Restrac, Inc.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 RESTRAC, INC.
                               91 HARTWELL AVENUE
                              LEXINGTON, MA 02173
                                 (781) 869-5000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 4, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Restrac, Inc. (the "Company") will be held on February 4, 1998 at 3:30 p.m. at the Sheraton Tara Lexington Inn, 727 Marrett Road, Lexington, Massachusetts (the "Annual Meeting") for the purpose of considering and voting upon:

          1. The election of A. Bruce Johnston and Martin J. Fahey as Class II Directors to serve until the Annual Meeting of Stockholders following the close of the Company's 2000 Fiscal Year and until their successors are duly elected and qualified;

          2. The approval of an amendment to the Company's 1996 Stock Option and Grant Plan to increase the number of shares issuable thereunder;

          3. The approval of an amendment to the Company's 1996 Employee Stock Purchase Plan to increase the number of shares issuable thereunder; and

          4. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on December 12, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                            By Order of the Board of Directors



                                            CYNTHIA G. EADES
                                            Secretary

                                 RESTRAC, INC.
                               91 HARTWELL AVENUE
                              LEXINGTON, MA 02173
                                 (781) 869-5000

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                   TO BE HELD ON WEDNESDAY, FEBRUARY 4, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Restrac, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, February 4, 1998, at 3:30 p.m., local time, at the Sheraton Tara Lexington Inn, 727 Marrett Road, Lexington, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting").

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

     1. The election of A. Bruce Johnston and Martin J. Fahey as Class II Directors to serve until the Annual Meeting of Stockholders following the close of the Company's 2000 Fiscal Year and until their successors are duly elected and qualified;

     2. The approval of an amendment to the Company's 1996 Stock Option and Grant Plan (the "1996 Stock Option Plan") to increase the number of shares issuable thereunder;

     3. The approval of an amendment to the Company's 1996 Employee Stock Purchase Plan (the "1996 ESPP") to increase the number of shares issuable thereunder; and

     4. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about January 7, 1998 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on December 12, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of common stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 8,209,350 shares of common stock, par value $0.01 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting and approximately 45 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share of Common Stock held of record with respect to each matter submitted at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the Company's headquarters at 91 Hartwell Avenue, Lexington, Massachusetts 02173.

     The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company. Abstentions and broker non-votes will not be counted as voting with respect to the election of Directors and, therefore, will not have an effect on the election of Directors. With respect to the election of Directors, votes may only be cast in favor of or withheld from the nominee.

     A quorum being present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required for the approval of the amendment to the 1996 Stock Option Plan. Broker non-votes will not be considered entitled to vote on this matter and, therefore, will have no effect on the approval of the amendment to the 1996 Stock Option Plan. Abstentions will be counted as voting against the amendment to the 1996 Stock Option Plan.

     A quorum being present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is required for the approval of the amendment to the 1996 ESPP. There will not be any broker non-votes with respect to the amendment to the 1996 ESPP because brokers and other nominees have discretion to vote on the matter. Abstentions will be counted as voting against the amendment to the 1996 ESPP.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF NO INSTRUCTIONS ARE MADE ON THE ACCOMPANYING PROXY CARD THEN THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH HEREIN. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS, THE AMENDMENT TO THE 1996 STOCK OPTION PLAN AND THE AMENDMENT TO THE 1996 ESPP THAT WILL BE PRESENTED AT THE ANNUAL MEETING.

     Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence, without further action, of a stockholder at the Annual Meeting will not constitute a revocation of a previously given proxy.

     An Annual Report to Stockholders (which does not form a part of the proxy solicitation materials), containing financial statements for the fiscal year ended September 30, 1997 ("Fiscal 1997") is being mailed concurrently herewith to stockholders of the Company.

     The mailing address of the principal executive offices of the Company is 91 Hartwell Avenue, Lexington, Massachusetts 02173.

                   PROPOSAL NUMBER 1 -- ELECTION OF DIRECTORS

     The Company's charter provides for a staggered Board of Directors consisting of the number of Directors designated from time to time by the Board of Directors and divided into three classes as nearly equal in number as possible. The Directors for each class serve for three-year terms with one class being elected by the Company's stockholders at each annual meeting. The Board of Directors increased the number of Directors from four to five in July 1997 and elected Martin J. Fahey, the Company's President, to fill the vacancy created by the increase and to serve as a Class II Director. The Company now has one Director in Class I and two in each of Class II and Class III.

     At the Annual Meeting, each Class II Director will be elected to serve until the Annual Meeting of Stockholders following the close of the Company's 2000 Fiscal Year and until his successor is duly elected and qualified. The Board of Directors has nominated A. Bruce Johnston and Martin J. Fahey for re-election as Class II Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Johnston and Mr. Fahey as Directors. The nominees have agreed to stand for re-election and to serve for re-election as Directors. However, if Mr. Johnston or Mr. Fahey fail to stand for re-election or are unable to accept re-election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

     A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE RE-ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

     Set forth below is certain information regarding the Directors of the Company, including the Class II Directors who have been nominated by the Board of Directors for re-election at the Annual Meeting, based on information furnished by them to the Company.

                                                                                         DIRECTOR
        NAME                                                                     AGE      SINCE
        ----                                                                     ---     --------

        CLASS I -- TERM EXPIRES AT ANNUAL MEETING FOLLOWING FISCAL 1999

        Russell J. Campanello.............................................       41        1994

        CLASS II -- TERM EXPIRES AT ANNUAL MEETING FOLLOWING FISCAL 1997

        A. Bruce Johnston*................................................       38        1994
        Martin J. Fahey*..................................................       43        1997

        CLASS III -- TERM EXPIRES AT ANNUAL MEETING FOLLOWING FISCAL 1998

        Lars D. Perkins...................................................       38        1986
        J. Paul Costello..................................................       58        1982

---------------

* Nominees for re-election

     The principal occupation and business experience during at least the last five years for each Director of the Company is set forth below:

     Russell J. Campanello was elected as a director of the Company in October 1994. Currently, Mr. Campanello is an independent Human Resources Strategy Consultant. From February 1996 to August 1997, Mr. Campanello was Vice President of Human Development and Organizational Productivity at Nets Inc. (formerly Industry.Net), a facilitator of electronic commerce on the Internet. Prior to joining Nets Inc., Mr. Campanello spent eight years as the Vice President of Human Resources of Lotus Development Corporation.

     A. Bruce Johnston was elected as a director of the Company in January 1994. Since January 1996, Mr. Johnston has been a Principal of TA Associates, Inc., a private equity firm. From June 1992 to January 1996, Mr. Johnston was a Vice President of TA Associates. Prior to such time, Mr. Johnston was a General Manager of Lotus Development Corporation from June 1988 to June 1992. Mr. Johnston also serves on the Boards of Directors of Expert Software, Inc. and Trident International, Inc., both Nasdaq-traded public companies, as well as on the Boards of Directors of several private companies.

     Martin J. Fahey was elected President of the Company and as a member of the Board of Directors in July 1997. Mr. Fahey joined the Company as Vice President and Chief Operating Officer in May 1996. From January 1995 to May 1996, Mr. Fahey was an independent consultant for a variety of software companies. From July 1991 to December 1994, he was Chief Executive Officer of Vertigo Development, a multimedia company which Mr. Fahey co-founded. Mr. Fahey was employed by Lotus Development Corporation from January 1983 to June 1991, most recently as the Director of Spreadsheet Marketing.

     Lars D. Perkins, co-founder of the Company, has served as Chief Executive Officer and Chairman of the Board of the Company since 1986. Mr. Perkins served as President of the Company from 1986 to 1997.

     J. Paul Costello, co-founder of the Company, has served as a member of the Board of Directors of the Company since its founding in 1982. Mr. Costello has served as President of J. Paul Costello Associates, Inc., a consulting company, since 1969 and of Costello & Company, Inc., a contract recruiting company, since 1979. In December 1992, he also was named President of Corporate Staffing Center, Inc., a provider of outsourced staffing services to large corporate clients. Mr. Costello has been a human resource management consultant for over thirty years.

     The Board of Directors of the Company held six meetings during Fiscal 1997. During Fiscal 1997, each of the Directors attended 100% of the total number of meetings of the Board and of the committees of which he was a member during the term of his service as Director. The Board of Directors has a standing Audit Committee and Compensation Committee.

     Audit Committee. The Audit Committee of the Company's Board of Directors (the "Audit Committee") recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year end operating results and considers the adequacy of the Company's internal accounting procedures. The Audit Committee consists of Russell J. Campanello and A. Bruce Johnston. The Audit Committee met twice during Fiscal 1997.

     Compensation Committee. The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews and recommends the compensation arrangements for all directors and officers of the Company. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company, including the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan"), the 1996 Stock Option Plan and the 1996 ESPP. The Compensation Committee consists of Russell J. Campanello and A. Bruce Johnston. The Compensation Committee met six times during Fiscal 1997.

DIRECTOR COMPENSATION

     Non-employee directors receive $5,000 per year for services rendered as directors, plus a per meeting fee of $1,000 for each directors' meeting attended in person after the fifth meeting, up to a maximum additional amount of $5,000 per fiscal year. In addition, all directors of the Company are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees. Each non-employee director automatically receives an option to purchase 5,000 shares of Common Stock when such director is first elected to the Board of Directors, with such option shares vesting proportionately over four years, under the 1996 Stock Option Plan. In addition, each non-employee director automatically receives an option to purchase 2,500 shares of Common Stock on each October 1 that such director is a member of the Board of Directors, with such option shares vesting proportionately over four years. All option grants to non-employee directors are at a per share exercise price equal to the fair market value of the Common Stock at the time of grant.

                               EXECUTIVE OFFICERS

     The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below. Except for executive officers who have employment agreements with the Company, the executive officers serve at the pleasure of the Board of Directors.

NAME                                      AGE                       POSITION
----                                      ----                      --------

Lars D. Perkins.........................   38    Chief Executive Officer and Chairman of the Board

Martin J. Fahey.........................   43    President and Chief Operating Officer

Thomas F. Brady.........................   45    Vice President of Client Services

Raymond M. Desrochers...................   30    Vice President of Product Development and Quality

Cynthia G. Eades........................   41    Chief Financial Officer, Vice President of
                                                   Finance, Secretary and Treasurer

Robert F. Kuhne.........................   62    Vice President of Sales

Robert J. Lederman, Jr..................   40    Vice President of Human Resources

Timothy J. McManus......................   44    Vice President of Internet Products

Robert J. Perry.........................   40    Vice President of Marketing

     Lars D. Perkins, co-founder of the Company, has served as Chief Executive Officer and Chairman of the Board of the Company since 1986. Mr. Perkins served as President of the Company from 1986 to 1997.

     Martin J. Fahey was elected President of the Company and as a member of the Board of Directors in July 1997. Mr. Fahey joined the Company as Vice President and Chief Operating Officer in May 1996. From January 1995 to May 1996, Mr. Fahey was an independent consultant for a variety of software companies. From July 1991 to December 1994, he was Chief Executive Officer of Vertigo Development, a multimedia company which Mr. Fahey co-founded. Mr. Fahey was employed by Lotus Development Corporation from January 1983 to June 1991, most recently as the Director of Spreadsheet Marketing.

     Thomas F. Brady joined the Company as Vice President of Client Services in October 1997. From May 1995 to October 1997, he served as Vice President of Services of Kronos, Inc., a leading provider of labor management software. Prior to joining Kronos, Inc., Mr. Brady was employed at Digital Equipment Corporation from 1977 to 1995 in various operations and business development management positions.

     Raymond M. Desrochers was elected Vice President of Product Development and Quality of the Company in October 1995. From April 1995 to October 1995, he served as the Company's Director of Product Development and from October 1994 to March 1995, he served as the Company's Manager of Software Development. Mr. Desrochers was a senior software engineer for the Company from July 1992 to September 1994. Prior to joining the Company in July 1992, he had been Software Project Manager for New England Business Service, Inc., a company that provides accounting software solutions to both small and medium-sized businesses, from October 1991 to June 1992.

     Cynthia G. Eades joined the Company as Chief Financial Officer, Vice President of Finance and Treasurer in December 1994. In May 1997, Ms. Eades was also elected to the office of Secretary to the Company. From February 1993 to February 1994, she was Vice President and Chief Financial Officer of Virtual World Entertainment, a developer and operator of virtual reality entertainment centers. Prior to such time, Ms. Eades was employed by Dun & Bradstreet Software Services, Inc., a business applications software company, as Controller from October 1991 to February 1993 and Director of Finance from June 1990 to October 1991. Ms. Eades is a Certified Public Accountant and was employed by Price Waterhouse from June 1978 to June 1990.

     Robert F. Kuhne joined the Company in July 1997 as the Vice President of Sales. From July 1990 to July 1997, Mr. Kuhne was an independent sales and marketing consultant specializing in emerging corporations. Prior to his work as a consultant, Mr. Kuhne was the General Manager and Senior Vice President of Productivity Products Company, a division of Pansophic Systems, Inc., where he managed a 400-person organization responsible for worldwide development, marketing, customer support and sales.

     Robert J. Lederman, Jr. joined the Company as Vice President of Human Resources in January 1997. From June 1994 to January 1997, Mr. Lederman was employed by Fidelity Investments as the Director of Human Resources. From June 1992 to June 1994, Mr. Lederman was Director of Employment and Employee Relations for Clean Harbors Environmental Services Company.

     Timothy J. McManus joined the Company as Vice President of Internet Products in November 1997. From January 1997 to October 1997, Mr. McManus was the founder of Calendarcast, Inc., a development stage company evaluating applications of Internet-based push technologies. From March 1996 to January 1997, Mr. McManus was Vice President of Product Management and Development at Corechange LLC, a spin-off of Cambridge Technology Partners, Inc. From October 1987 to March 1996, Mr. McManus was employed at Lotus Development Corporation where he managed a number of key product and business development functions within both the Communications Products Division and the Desktop Products Organization.

     Robert J. Perry assumed operational responsibility for the marketing organization in November 1996 and was elected to the office of Vice President of Marketing effective as of January 1, 1997. Mr. Perry joined the Company in May 1996 as Director of Product Management. From November 1995 through May 1996, Mr. Perry was an independent marketing and product management consultant. From October 1983 to November 1995, Mr. Perry was employed by Lotus Development Corporation most recently as Director of Advanced Corporate Technology Liaisons. He had previously served as Director of Product Management for Notes, Director of Product Management for Graphical Spreadsheets and Group Product Manager for Spreadsheets.

                             EXECUTIVE COMPENSATION

     The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers who earned in excess of $100,000 during Fiscal 1997 (the "Named Executives").

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation paid to, awarded to or earned by the Named Executives for services rendered to the Company in all capacities during the last three fiscal years ended September 30, 1997.

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                ANNUAL COMPENSATION               ------------
                                       --------------------------------------      SECURITIES
                                       FISCAL YEAR                                 UNDERLYING      ALL OTHER
    NAME AND PRINCIPAL POSITION           ENDED        SALARY($)     BONUS($)      OPTIONS(#)      COMP.($)
------------------------------------   -----------     ---------     --------     ------------     ---------
Lars D. Perkins.....................       1997         157,500       72,000              --          1,000(1)
  CEO, Chairman of the Board               1996         148,125           --              --            956
                                           1995         135,000      140,200              --          5,135
Martin J. Fahey.....................       1997         142,500       65,975         200,500(2)       1,689(1)
  President, Chief Operating Officer       1996          56,250       16,250         100,500         19,169
                                           1995              --           --              --             --
Robert J. Lederman, Jr..............       1997          78,763(3)    52,625 (4)      30,000          1,007(1)
  VP of Human Resources                    1996              --           --              --             --
                                           1995              --           --              --             --
Raymond M. Desrochers...............       1997         107,500       22,000          10,500(5)         858(1)
  VP of Product Development &              1996         100,000       10,000          18,125            208
  Quality                                  1995          71,583       12,576          17,625            536
Cynthia G. Eades....................       1997         116,250       12,500          10,500(6)         471(1)
  VP of Finance, CFO                       1996         110,000       26,000             500            486
                                           1995          87,083       16,778          53,190            383

---------------

(1) Other Compensation includes a matching contribution made by the Company on behalf of the Named Executive under the Company's 401K savings plan.

(2) Includes options to purchase up to 100,500 shares of Common Stock granted during 1996 which were canceled and reissued. See Report on Ten-Year Option Repricings.

(3) Based on eight months of service with the Company during the fiscal year ended September 30, 1997. Mr. Lederman's salary would have totaled $110,000 had he been employed by the Company for the entire fiscal year.

(4) Includes $32,000 paid to Mr. Lederman for cash and other compensation that he had foregone by joining the Company.

(5) Includes options to purchase up to 10,500 shares of Common Stock granted during 1996 which were canceled and reissued. See Report on Ten-Year Option Repricings.

(6) Includes options to purchase up to 500 shares of Common Stock granted during 1996 which were canceled and reissued. See Report on Ten-Year Option Repricings.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth each grant of stock options during Fiscal 1997 to the Named Executives. No stock appreciation rights ("SARs") have been granted.

                                               INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE VALUE
                              ---------------------------------------------------      AT ASSUMED ANNUAL RATES
                               NUMBER OF      % OF TOTAL                                    OF STOCK PRICE
                              SECURITIES        OPTIONS     EXERCISE                   APPRECIATION FOR OPTION
                              UNDERLYING      GRANTED TO     PRICE                              TERM(1)
                                OPTIONS        EMPLOYEES      PER      EXPIRATION     --------------------------
            NAME              GRANTED(A)      FISCAL YEAR    SHARE        DATE           5%               10%
----------------------------  -----------     -----------   --------   ----------     --------          --------
Lars D. Perkins.............       --              --          --           --           --                --

Martin J. Fahey.............    100,000           8.96%      $4.375       7/01/07     $275,141          $697,262
                                 80,000(2)        7.17%      $3.875       5/01/06     $170,912          $420,964
                                    500(3)        0.04%      $3.875       7/23/06     $  1,068          $  2,631
                                 20,000(4)        1.79%      $3.875       8/09/06     $ 42,728          $105,241

Robert J. Lederman, Jr......     30,000           2.69%      $4.625       1/15/07     $ 87,259          $221,132

Raymond M. Desrochers.......     10,000(5)        0.90%      $3.875      12/12/06     $ 24,370          $ 61,758
                                    500(6)        0.04%      $3.875       7/23/06     $  1,068          $  2,631

Cynthia G. Eades............     10,000           0.90%      $2.875       5/02/07     $ 18,081          $ 45,820
                                    500(7)        0.04%      $3.875       7/23/06     $  1,068          $  2,631

---------------

(A) All options were granted at fair market value as of the date of grant, vest over a four year period, and are valid for a term of ten years.

(1) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10 year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the option holder's continued employment through the option period and the date on which the options are exercised.

(2) In connection with the grant of this option, the Company canceled Mr. Fahey's option granted on May 1, 1996 to purchase 80,000 shares of the Company's Common Stock at $11.00 per share. See Report on Ten-Year Option Repricings.

(3) In connection with the grant of this option, the Company canceled Mr. Fahey's option granted on July 23, 1996 to purchase 500 shares of the Company's Common Stock at $11.00 per share. See Report on Ten-Year Option Repricings.

(4) In connection with the grant of this option, the Company canceled Mr. Fahey's option granted on August 9, 1996 to purchase 20,000 shares of the Company's Common Stock at $12.00 per share. See Report on Ten-Year Option Repricings.

(5) In connection with the grant of this option, the Company canceled Mr. Desrochers' option granted on December 12, 1996 to purchase 10,000 shares of the Company's Common Stock at $5.00 per share. See Report on Ten-Year Option Repricings.

(6) In connection with the grant of this option, the Company canceled Mr. Desrochers' option granted on July 23, 1996 to purchase 500 shares of the Company's Common Stock at $11.00 per share. See Report on Ten-Year Option Repricings.

(7) In connection with the grant of this option, the Company canceled Ms. Eades' option granted on July 23, 1996 to purchase 500 shares of the Company's Common Stock at $11.00 per share. See Report on Ten-Year Option Repricings.

AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the shares acquired and the value realized upon exercise of stock options during Fiscal 1997 by the Named Executives, and the number and value of unexercised options held by such individuals on September 30, 1997.

                                                              NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                    OPTIONS AT             IN-THE-MONEY OPTIONS
                                SHARES                           FISCAL YEAR END          AT FISCAL YEAR END (A)
                               ACQUIRED         VALUE       -------------------------    -------------------------
NAME                          ON EXERCISE     REALIZED      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                          -----------     --------      -------------------------    -------------------------
Lars D. Perkins.............         --             --                  --   /     --               --  /      --
Martin J. Fahey.............    $    --        $    --              30,127   /170,373           $ 71,552/$354,636
Robert J. Lederman..........    $    --        $    --                  --   / 30,000           $   --  /$ 48,750
Raymond M. Desrochers.......    $    --        $    --              35,375(1)/ 10,375           $150,109/$ 24,641
Cynthia G. Eades............    $    --        $    --              53,315(2)/ 10,375           $309,097/$ 34,641

---------------

(A) Amount equals the difference between the fair market value and exercise price at September 30, 1997.

(1) 32,250 of such shares were granted under the 1994 Stock Option Plan. Under the 1994 Stock Option Plan all options are exercisable upon grant, but the underlying shares vest over time. The Company reserves the right to repurchase, upon termination of employment all shares issued upon exercise (unvested shares at the exercise price and vested shares at the then current fair market value).

(2) 53,190 of such shares were granted under the 1994 stock option plan. Under the 1994 Stock Option Plan all options are exercisable upon grant, but the underlying shares vest over time. The Company reserves the right to repurchase, upon termination of employment all shares issued upon exercise (unvested shares at the exercise price and vested shares at the then current fair market value).

REPORT ON TEN-YEAR OPTION REPRICING

     The members of the Compensation Committee of the Board of Directors of the Company, whose names are set forth below, have provided the following report on option repricings.

     The table below sets forth information pertaining to all repricings of options held by any executive officer during all fiscal years since the Company's initial public offering in 1996. Options are considered to be repriced whenever the Company adjusts or amends the exercise price of stock options previously granted to employees, whether through amendment, cancellation or replacement grants, or any other means. Since its initial public offering, Fiscal 1997 is the first year in which the Company has repriced any outstanding options.

     In Fiscal 1997, the Compensation Committee reviewed the existing incentive stock option grants to employees and concluded that it was advisable to grant further equity compensation to provide additional strong incentives tied to the Company's performance and stockholder value in view of the fact that a significant number of the outstanding options granted to employees had exercise prices well above the recent historical trading prices for the Company's Common Stock. Accordingly, on February 13, 1997, the Company effectively repriced options previously granted to employees with an exercise price of $5.00 per share or more by canceling such options and issuing replacement options to such employees with exercise prices fixed at the fair market value of the Company's Common Stock on February 13, 1997. Such replacement options are for the same number of shares, and have the same vesting schedule, as the options they replaced. The following table sets forth the information regarding options held by any executive officer which were repriced pursuant to the February 13, 1997 repricing.

                                                                                                      LENGTH OF
                                         NUMBER OF                                                    ORIGINAL
                                         SECURITIES   MARKET PRICE     EXERCISE                      OPTION TERM
                                         UNDERLYING    OF STOCK AT       PRICE         NEW          REMAINING AT
                                          OPTIONS        TIME OF      AT TIME OF    EXERCISE           DATE OF
NAME                             DATE   REPRICED(#)   REPRICING($)   REPRICING($)   PRICE ($)         REPRICING
---                              ----   -----------   ------------   ------------   ---------       ------------
Martin J. Fahey,.............  2/13/97     80,000        $ 3.875        $ 11.00      $ 3.875   9 years and 3 months
 President, COO                2/13/97        500        $ 3.875        $ 11.00      $ 3.875   9 years and 5 months
                               2/13/97     20,000        $ 3.875        $ 12.00      $ 3.875   9 years and 6 months

Raymond M. Desrochers,.......  2/13/97        500        $ 3.875        $ 11.00      $ 3.875   9 years and 5 months
 VP of Product Dev. & Quality  2/13/97     10,000        $ 3.875        $  5.00      $ 3.875   9 years and 10 months

Cynthia G. Eades.............  2/13/97        500        $ 3.875        $ 11.00      $ 3.875   9 years and 5 months
 VP of Finance, CFO

Robert Perry,................  2/13/97     12,000        $ 3.875        $ 11.00      $ 3.875   9 years and 3 months
 VP of Marketing               2/13/97        500        $ 3.875        $ 11.00      $ 3.875   9 years and 5 months
                               2/13/97     18,000        $ 3.875        $  5.00      $ 3.875   9 years and 10 months

Michael Amato,...............  2/13/97        500(1)     $ 3.875        $ 11.00      $ 3.875   9 years and 5 months
 former VP of Client Services  2/13/97      7,500(1)     $ 3.875        $  5.00      $ 3.875   9 years and 3 months

---------------

(1) Mr. Amato resigned from the Company on May 6, 1997. Subsequent to his resignation options to purchase these shares were canceled.

         RUSSELL J. CAMPANELLO                        A. BRUCE JOHNSTON

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors for Fiscal 1997 consisted of Mr. Campanello and Mr. Johnston. Neither Mr. Campanello nor Mr. Johnston is an employee of the Company. Mr. Campanello has been a director of the Company since October 1994. Mr. Johnston has been a director of the Company since January 1994. No executive officers of the Company serve on the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  General

     The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and reviews and recommends the compensation arrangements for all directors and officers. The Compensation Committee also administers and takes such other action as may be required in connection with the incentive plans of the Company, including the 1994 Stock Option Plan, the 1996 Stock Option Plan and the 1996 ESPP. The Compensation Committee consists of Russell J. Campanello and A. Bruce Johnston.

  Compensation Philosophy

     The philosophy underlying the development and administration of the Company's executive compensation policies is to align the interests of executive management with the Company's annual and long-term performance goals. Key elements of this philosophy are:

     - Providing the executive with a base salary that is competitive with executive base salaries for comparable companies in its industry and geographical area, enabling the Company to attract and retain highly qualified executive officers.

     - Establishing a discretionary incentive compensation program that delivers cash bonuses commensurate with (i) the Company's performance, as measured by operating, financial and strategic objectives; and (ii) the executive's performance, as measured against organizational and management objectives.

     - Providing significant equity-based incentives for executives, in the form of stock options, to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     The suggested base salary for each executive officer is determined on the basis of experience, personal performance, the salary levels in effect for comparable positions within and outside the industry and within the geographical area, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual. On an annual basis, the Compensation Committee reviews any proposed changes to these salaries and, while not required to, may approve increases to the base salaries.

  Discretionary Incentive Compensation

     The discretionary incentive compensation program is a vehicle by which executives can earn additional cash compensation, depending upon Company and individual performance relative to specified annual objectives. The objectives generally represent specific strategic and qualitative objectives, such as departmental performance improvements, implementation of specified programs and the timing and caliber of deliverables, as well as quantitative targets. Bonuses may be paid to each executive officer depending upon the relative success of their department in achieving its goals for that year and on the Company's success in achieving its revenue and profitability goals.

  Equity Based Incentives

     Equity based long-term incentives are provided through grants of stock options under the 1994 Stock Option Plan and the 1996 Stock Option Plan. The option grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (generally ten years). Each option generally vests over a four-year period, contingent upon the executive officer's continued employment. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period.

     The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to specific formulas as to the relative option holdings of the Company's executive officers.

  Chief Executive Compensation

     Compensation for the Company's President and Chief Executive Officer, Lars Perkins, is determined with two primary objectives: (i) to establish a level of base salary competitive with comparable companies and

(ii) to make a significant percentage of the total compensation package contingent upon the Company's achievement of revenue and profitability and other corporate objectives. In Fiscal 1997, Mr. Perkins earned a base salary of $157,500. During calendar 1997, his base salary was increased to $160,000, representing an increase of $10,000 or 7% over his 1996 calendar salary. Although Mr. Perkins was eligible for a cash bonus up to $160,000 for Fiscal 1997, his cash bonus earned for that period was $72,000.

     RUSSELL J. CAMPANELLO                                A. BRUCE JOHNSTON

STOCK PERFORMANCE GRAPH

     The following graph represents a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment on July 23, 1996 in the Common Stock of the Company, the NASDAQ Composite Index (a broad market index) and the NASDAQ Computer and Data Processing Stocks Index (a published industry index).

                             [PERFORMANCE GRAPH]

                                                                              NASDAQ Computer
                                                         NASDAQ Composite        and Data
        Measurement Period                               Index(1) - (U.S.       Processing
      (Fiscal Year Covered)            Restrac, Inc.        Companies)           Stocks(2)
            7/23/96                        100.00             100.00              100.00
            9/30/96                        178.57             117.34              119.08
            12/31/96                        46.43             123.11              123.02
            3/31/97                         27.38             116.44              114.93
            6/30/97                         41.67             137.78              147.39
            9/30/97                         59.52             161.06              161.18

     (1) The NASDAQ Composite Index is a broad market index which represents approximately 4,000 NASDAQ companies. The NASDAQ Composite Index is a measure of all NASDAQ/National Market System issues, exclusive of warrants. Each security in this Index is weighted by its relative market-capitalization.

     (2) The NASDAQ Computer and Data Processing Stocks is comprised of the publicly traded stocks of approximately 650 technology companies. The Company believes that the NASDAQ Computer and Data Processing Stocks is a representative peer group index because it contains stock of companies similar in business, size and growth characteristics to Restrac, Inc.

     (3) July 22, 1996 was the effective date of the Company's registration statement relating to its initial public offering. Trading began in the Company's Common Stock on July 23, 1996.

     (4) The closing sale price of the Common Stock on September 30, 1997 and December 12, 1997 (Date of Record) was $6.25 and $6.125, respectively.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of the Named Executives which generally (i) restrict such Named Executive from engaging in any "competitive business" (as defined in the agreement) for a period of up to two years following termination of employment, subject to payment by the Company of up to 30% of the executive officer's base salary; (ii) require the Named Executive to assign to the Company all rights in all works, ideas and inventions made by such executive officer during the term of employment which directly relate to the Company's actual or proposed business; and (iii) require the Named Executive to keep confidential, both during the term of employment and for a defined period thereafter, all confidential or proprietary information of the Company.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth certain information as of December 12, 1997 with respect to the beneficial ownership of Common Stock of the Company by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each Director of the Company,
(iii) each of the Named Executives, and (iv) all executive officers and Directors of the Company as a group. Unless otherwise indicated, the beneficial owner has sole voting power and sole dispositive power with respect to the common stock beneficially owned.

                                                                                        PERCENTAGE OF
NAME AND ADDRESS                                            NUMBER OF SHARES        OUTSTANDING SHARES OF
OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED (1)       COMMON STOCK (2)
-------------------                                      ----------------------     ---------------------
TA Investors.........................................           1,727,383(A)                 21.04%
  c/o TA Associates, Inc.
  125 High Street
  Boston, MA 02110

Chestnut Investors...................................             128,863                     1.57%
  c/o MVP Ventures
  45 Milk Street
  Boston, MA 02109

Lars D. Perkins......................................           1,125,626                    13.71%

J. Paul Costello.....................................           1,328,385(B)                 16.18%

Russell J. Campanello................................              17,031(C)(3)                  *

A. Bruce Johnston....................................               3,976(D)                     *

Martin J. Fahey......................................              54,690(E)                     *

Raymond M. Desrochers................................              37,937(F)(3)                  *

Robert J. Lederman, Jr...............................               7,500(G)                     *

Cynthia G. Eades.....................................              53,377(H)(3)                  *

All executive officers and directors as a group                 2,648,961(I)                 32.26%
(12 persons).........................................

---------------

(1) The number of shares deemed outstanding includes any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days following December 12, 1997.

(2) The applicable percentage ownership is based on the number of shares of Common Stock owned and outstanding as of December 12, 1997, together with the applicable options of such stockholder.

(3) Under the 1994 Stock Option Plan, all options are exercisable upon grant, but the underlying shares vest over time. The Company reserves the right to repurchase, upon termination of employment, all shares issued upon exercise (unvested shares at the exercise price and vested shares at the then current fair market value)

  * Represents beneficial ownership of less than 1% of the Common Stock

(A) Includes 1,585,069 shares owned by Advent VII L.P., 123,749 shares owned by Advent New York L.P., and 18,565 shares owned by TA Venture Investors Limited Partnership.

(B) Includes 403,164 shares of Common Stock beneficially owned by Joseph A. Bartoloni and Paul D. Spiro as trustees of trusts for the benefit of Mr. Costello's children, John P. Costello III and Brett Ann Costello. Mr. Costello disclaims beneficial ownership of such shares.

(C) Includes 12,031 shares subject to options held by Mr. Campanello of which 11,250 shares were granted under the 1994 Stock Option Plan.

(D) Includes 3,195 shares of Common Stock in which A. Bruce Johnston has a pecuniary interest through TA Venture Investors Limited Partnership which are included in footnote (A) above as being owned by TA Venture Investors Limited Partnership and 781 shares subject to options held by Mr. Johnston.

(E) Includes 42,690 shares subject to options held by Mr. Fahey.

(F) Includes 37,937 shares subject to options held by Mr. Desrochers of which 35,250 shares were granted under the 1994 Stock Option Plan.

(G) Includes 7,500 shares subject to options held by Mr. Lederman.

(H) Includes 53,377 shares subject to options held by Ms. Eades of which 53,190 shares were granted under the 1994 Stock Option Plan.

(I) Includes 156,753 shares subject to options held by executive officers and directors as a group.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the Company's inception in 1982, Costello & Company, Inc. ("Costello") has been permitted to use the Company's software products and documentation thereto which is part of the Company's standard offering to its customers. To formalize this arrangement, on January 1, 1993, the Company entered into a License Agreement with Costello pursuant to which the Company granted Costello a fully-paid, perpetual license to use the Company's then current software products and all replacement products developed and/or marketed by the Company, with certain limited exceptions, and documentation thereto. Pursuant to the terms of the License Agreement, Costello does not acquire any rights of ownership in the software or documentation and said software and documentation may only be used by Costello and J. Paul Costello, his wife, children and any business entity at least 51% owned by any of them, each of whom Costello may grant rights to use the software. John P. Costello III, J. Paul Costello's son, performs general consulting services for the Company on behalf of J. Paul Costello Associates, Inc. ("JPC Associates"). J. Paul Costello, the President and principal shareholder of both Costello and JPC Associates and a director of the Company, derives a personal benefit from such arrangements.

     The Company believes that the transactions with JPC Associates was made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties. The Company has adopted a policy that transactions between the Company and its officers, directors and affiliates shall be reviewed on an ongoing basis and be submitted to the Audit Committee or other comparable body for review where appropriate.

         PROPOSAL NUMBER 2 -- APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                             1996 STOCK OPTION PLAN

INTRODUCTION

     On December 18, 1997, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to the 1996 Stock Option Plan (the "Plan Amendment") pursuant to which the number of shares of Common Stock reserved for issuance under the 1996 Stock Option Plan will be increased from 958,156 to 1,708,156. The effect of the Plan Amendment is reflected in full on EXHIBIT A attached hereto.

     The Board of Directors believes that the Company's growth and long-term success depend in large part upon retaining and motivating key management personnel and other full-time employees and that such retention and motivation can be achieved in part through the grant of stock options. The Board of Directors also believes that stock options can play an important role in the success of the Company by encouraging and enabling the directors, officers and other employees of the Company, upon whose judgment, initiative and efforts the Company depends for sustained growth and profitability, to acquire a proprietary interest in the long-term performance of the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of the participants in the 1996 Stock Option Plan with those of the Company, thereby stimulating the efforts of such participants to promote the Company's future success and strengthen their desire to remain with the Company. The Board of Directors believes that the proposed increase in the number of shares issuable under the 1996 Stock Option Plan will help the Company accomplish these goals and will keep the Company's equity incentive compensation competitive.

     As of December 12, 1997, options to purchase 55,022 shares of Common Stock currently reserved for issuance under the 1996 Stock Option Plan have not yet been granted.

RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.

SUMMARY OF 1996 STOCK OPTION PLAN

     The following description of certain features of the 1996 Stock Option Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 1996 Stock Option Plan which is attached hereto as EXHIBIT A and which indicates the effect of the Plan Amendment.

     On May 8, 1996, the 1996 Stock Option Plan was adopted by the Board of Directors and approved by the Stockholders. The 1996 Stock Option Plan permits the grant of (i) options to purchase shares of Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options that do not so qualify and (iii) shares of Common Stock. The 1996 Stock Option Plan is designed and intended as a performance incentive for officers, directors, employees, consultants and other key persons performing services for the Company to encourage such persons to acquire or increase a proprietary interest in the success of the Company. There are 958,156 shares reserved for issuance under the 1996 Stock Option Plan. If adopted, the Plan Amendment would increase the number of shares of Common Stock authorized and reserved for issuance to 1,708,156.

PLAN ADMINISTRATION; ELIGIBILITY

     The 1996 Stock Option Plan provides that it shall be administered by the full Board of Directors or a committee of non-employee directors, as appointed by the Board of Directors from time to time.

     The Board of Directors may discontinue or amend the 1996 Stock Option Plan at any time provided that the rights and obligations under any option issued prior to any amendment can not be adversely affected by such amendment without the consent of the optionee.

     The Board of Directors has full power to select, from among the persons eligible for awards under the 1996 Stock Option Plan, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific term of each award, subject to the provisions of the 1996 Stock Option Plan. Incentive Options may be granted only to officers or other employees of the Company, including members of the Board of Directors who are also employees of the Company. Non-Qualified Options may be granted or issued to officers or other employees of the Company, directors and to consultants and other key person who provide services to the Company (regardless of whether they are also employees).

MATERIAL TERMS OF OPTIONS

     The exercise price of each option granted under the 1996 Stock Option Plan is determined by the Board of Directors but, in the case of Incentive Options, may not be less than 100% of the fair market value of the underlying shares on the date of grant. No Incentive Option may be granted under the 1996 Stock Option Plan to any employee of the Company or any subsidiary who owns at the date of grant shares of stock representing in excess of 10% of the voting power of all classes of stock of the Company unless the exercise price for stock subject to such option is at least 110% of the fair market value of such stock at the time of grant and the option term does not exceed five years. Each option may be exercised during the optionee's lifetime only by the optionee, or his or her guardian or legal representative. As of the close of business on September 30, 1997, the fair market value of a share of Common Stock was $6.25 as determined by the price of a share of the Common Stock on NASDAQ.

     The Term of each option is fixed by the Board of Directors and, in the case of an Incentive Option, may not exceed ten years from the date of grant. Except with respect to the automatic grants of options which are granted to non-employee directors on the date they become directors and on each October 1 that such director is a member of the Board of Directors, which provide for a fixed vesting schedule, the Board of Directors determines at what time or times each option may be exercised and, subject to the provisions of the 1996 Stock Option Plan, the period of time during which options may be exercised, if any, after termination of employment for any reason. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Board of Directors. Upon exercise of options, the option exercise price must be paid in full (i) in cash or by certified or bank check or other instrument acceptable to the Board of Directors, (ii) if the applicable option agreement permits, by delivery of shares of Common Stock already owned by the optionee, or
(iii) through a "cashless" exercise procedure, subject to certain limitations.

     The 1996 Stock Option Plan provides that in the case of certain transactions constituting a change in control of the Company, the 1996 Stock Option Plan and the options issued thereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices. In the event of such termination, each holder of outstanding options shall be permitted to exercise all vested options and all or a portion of unvested options, as specified in the applicable option agreement, for a period of at least 15 days prior to the date of such termination.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     Under current federal tax law, an employee who receives a non-qualified option does not generally realize any taxable income at the time the option is granted. However, upon the exercise of such an option, the employee will recognize ordinary income measured by the excess of the then fair market value of the Common Stock over the exercise price, and the Company generally will be entitled to a tax deduction for a corresponding amount. On the other hand, an employee who receives an incentive stock option does not generally realize any taxable income at the time the option is granted or at the time it is exercised. The excess of the fair market value of the Common Stock on the date of exercise over the option price is a "tax preference item," however, that may cause the employee to be subject to the alternative minimum tax. Upon the sale of stock received upon exercise of any incentive stock option, the optionee will recognize a capital gain or loss or, depending on the holding period of the shares, ordinary income, equal to the difference between the sale price and exercise price. The Company is not entitled to a tax deduction with respect to the grant or exercise of an incentive stock option.

1996 STOCK OPTION PLAN BENEFITS

     The benefits or amounts that will be received by or allocated to any individual or group of individuals under the 1996 Stock Option Plan is not determinable, except that under the 1996 Stock Option Plan, each non-employee director first joining the Board of Directors automatically receives an option to purchase 5,000 shares of Common Stock when such director is first elected or appointed to the Board of Directors, with option shares vesting proportionately over four years. In addition, each non-employee director automatically receives an option to purchase 2,500 shares of Common Stock on each October 1 that such director is a member of the Board of Directors, with option shares vesting proportionately over four years. All option grants to non-employee directors are at a per share exercise price equal to the fair market value of the Common Stock at the time of grant.

    PROPOSAL NUMBER 3 -- APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1996 ESPP

INTRODUCTION

     On December 18, 1997, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to the 1996 ESPP (the "ESPP Amendment") pursuant to which the number of shares of Common Stock reserved for issuance under the 1996 ESPP will be increased from 150,000 to 400,000.

     The Board of Directors believes it is in the best interest of the Company to encourage stock ownership by employees of the Company. The 1996 ESPP allows eligible employees of the Company to purchase shares of Common Stock directly from the Company. The benefits or amounts that will be received by or allocated to any individual or group of individuals under the 1996 ESPP is not determinable.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 ESPP.

SUMMARY OF THE 1996 ESPP

     The following description of certain features of the 1996 ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the 1996 ESPP which is attached hereto as EXHIBIT B and which indicates the effect of the ESPP Amendment.

     The 1996 ESPP was adopted by the Board of Directors and approved by the stockholders of the Company in May 1996. The Company makes offerings to eligible employees to purchase Common Stock under the 1996 ESPP ("Offerings"). Offerings occur on or after each October 1 and April 1 and end on the last business day occurring on or before the following March 31, and September 30, respectively. All employees of the Company (including employees who are also directors of the Company) are eligible to participate in any one or more of the offerings of options to purchase Common Stock under the 1996 ESPP provided that as of the first day of the applicable offering (the "Offering Date") they are customarily employed by the Company for more than 20 hours a week and have been employed for at least six months. The 1996 ESPP provides that it may be administered by the Board of Directors or by a committee (the "Committee") appointed by the Board of Directors. Subject to the terms of the 1996 ESPP, the Board of Directors or the Committee has authority to make rules and regulations for the administration of the 1996 ESPP, and its interpretation and decisions with regard thereto are final and conclusive.

     On each Offering Date, the Company grants to each eligible employee who is then a participant in the 1996 ESPP an option ("Option") to purchase up to 2,500 shares of Common Stock on the last day of such offering (the "Exercise Date"). The purchase price for each share purchased under an Option will be 85% of the fair market value of the Common Stock on the Offering Date or the Exercise Date, whichever is less. For these purposes, the "fair market value of the Common Stock" means the last reported sale price of the Common Stock on the Nasdaq National Market on a given day or, if no sales of Common Stock were made on that day, the last reported sale price of the Common Stock on the next preceding day on which sales were made.

     Notwithstanding the foregoing, no employee may be granted an option under the 1996 ESPP if such employee, immediately after the option was granted, would be treated under Section 423(b)(3) of the Code as owning stock possessing 5% or more of the total combined voting power or value of the stock of the Company or any parent or subsidiary. In addition, no employee may be granted an Option which permits his rights to purchase stock under the 1996 ESPP (and under any other employee stock purchase plan of the Company and its parents and subsidiaries) to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time.

     The 1996 ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code. Such qualification under the Code means that an employee participating in the 1996 ESPP will not pay any federal income tax when joining the 1996 ESPP or when purchasing shares of Common Stock at the end of an Offering. Federal income tax will have to be paid, however, on any profit realized by the employee when the stock is sold.

                              INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP ("Arthur Andersen") has been selected by the Board of Directors to be the Company's independent auditors for fiscal 1998. Arthur Andersen has served as independent auditors of the Company since fiscal 1993.

     The consolidated financial statements of the Company for Fiscal 1997 have been audited and reported upon by Arthur Andersen. Arthur Andersen also performed tax services for the Company during Fiscal 1997.

     A representative of Arthur Andersen will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent stockholders are required by Securities Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during Fiscal 1997, all filing requirements were complied with, except that Rachael Shanahan, former Vice President of Business Development, General Counsel and Secretary, inadvertently failed to file on a timely basis a report relating to a September 1996 transaction.

                            EXPENSES OF SOLICITATION

     The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and such custodians will be reimbursed for their expenses.

                  SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE
             ANNUAL MEETING OF STOCKHOLDERS FOLLOWING THE CLOSE OF
                         THE COMPANY'S 1998 FISCAL YEAR

     Stockholder proposals intended to be presented at the Annual Meeting of Stockholders following the close of the Company's 1998 Fiscal Year must be received by the Company no later than September 10, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Such a proposal must also comply with the requirements as to form and substance established by applicable laws and regulations in order to be included in the proxy statement.

     The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of the 75th day prior to the scheduled date of such annual meeting or the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

     Any such proposal should be mailed to: Secretary, Restrac, Inc., 91 Hartwell Avenue, Lexington, MA 02173.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE 1997 FISCAL YEAR BY WRITING TO RESTRAC, INC., 91 HARTWELL AVENUE, LEXINGTON, MASSACHUSETTS 02173.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE , SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SKU #1606-PS-98

                                    EXHIBIT A
                                    ---------

                              AMENDED AND RESTATED

                                  RESTRAC, INC.

                        1996 Stock Option and Grant Plan
                        --------------------------------

1.      PURPOSE

        This Stock Option and Grant Plan (the "Plan") is intended as a performance incentive for officers, employees, directors, consultants and other key persons of Restrac, Inc. (the "Company") or its Subsidiaries (as hereinafter defined) to enable the persons to whom options are granted (the "Optionees") or to whom shares of common stock are granted (the "Grantees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of "incentive stock options" ("Incentive Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("Nonqualified Options"), including, without limitation, grants of Nonqualified Options to members of the Board of Directors of the Company and consultants and other key persons who provide services to the Company or its Subsidiaries (regardless of whether they are also employees), and outright grants of common stock under the Plan. The term "Subsidiaries" includes any corporations in which stock possessing fifty percent or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

2.      OPTIONS TO BE GRANTED AND ADMINISTRATION

        (a) Options granted under the Plan may be either Incentive Options or Nonqualified Options, and shall be designated as such at the time of grant. To the extent that any option intended to be an Incentive Option shall fail to qualify as an "incentive stock option" under the Code, such option shall be deemed to be a Nonqualified Option.

        (b) The Plan shall be administered by a committee (the " Committee") of not less than two directors of the Company appointed by the Board of Directors of the Company (the "Board of Directors") each of whom is not an employee of the Company or any of its Subsidiaries and is a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Act") through August 14, 1996 and is a "non-employee director" within the meaning of Rule 16(b)-3(b)(3) of the Act on and after August 15, 1996. On and after the Plan becomes subject to
Section 162(m) of the Code, each member of the Committee also shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. On and after August 15, 1996, the Plan may also be administered by the Board of Directors, and all references to the "Committee" herein may also be deemed to refer to the Board of Directors on and after August 15, 1996.

        (c) Subject to the terms and conditions of the Plan, the Committee shall have the power:

                (i) to determine from time to time the options or stock to be granted to eligible persons under the Plan, to prescribe the terms and provisions (which need not be identical) of options or stock granted under the Plan to such persons and to approve the grant of options or stock, as the case may be;

                (ii) to construe and interpret the Plan and grants thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

                (iii) to accelerate the exercisability or vesting of all or any portion of any option;

                (iv) subject to the provisions of Section 5(a), to extend the period in which options may be exercised;

                  (v) generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Committee in the exercise of its powers shall be final and binding upon the Company, the Optionees and the Grantees.

3.      STOCK

        (a) The stock granted under the Plan, or subject to the options granted under the Plan, shall be shares of the Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"). The total number of shares that may be issued under the Plan shall not exceed an aggregate of 1,708,156 shares of Common Stock (which such number reflects a three-for-two stock split effected as a stock dividend on or prior to the date hereof). On and after the date the Plan is subject to Section 162(m) of the Code, options with respect to no more than 400,000 shares of Common Stock may be granted to any one individual during any one calendar year period. Such numbers shall be subject to adjustment as provided in Section 7 hereof.

        (b) Whenever any outstanding option under the Plan expires, is canceled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options or grants of Common Stock under the Plan.

4.      ELIGIBILITY

        (a) Incentive Options may be granted only to officers or other employees of the Company or its Subsidiaries, including members of the Board of Directors who are also employees of the Company or its Subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its Subsidiaries, members of the Board of Directors and consultants and other key persons who provide services to the Company or its Subsidiaries (regardless of whether they are also employees). Grants of Common Stock may be made to any officer, director, employee, consultant or other key person of the Company or its Subsidiaries.

        (b) No person shall be eligible to receive any Incentive Option under the Plan if, at the date of grant, such person beneficially owns stock representing in excess of 10% of the voting power of all outstanding capital stock of the Company (a "Ten Percent Stockholder") unless notwithstanding anything in this Plan to the contrary (i) the purchase price for the Common Stock subject to such option is at least 110% of the fair market value of such stock at the time of the grant and (ii) the option by its terms is not exercisable more than five years from the date of grant thereof.

        (c) Notwithstanding any other provision of the Plan, to the extent that the aggregate fair market value of the stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and Subsidiaries) exceeds $100,000, the options attributable to the excess over $100,000 shall be treated as Nonqualified Options under the Plan. Such annual limitation shall be applied by taking Incentive Options into account in the order in which they were granted.

        (d) Each individual who first joins the Board of Directors as a non-employee Director shall automatically be granted a Nonqualified Option to acquire 5,000 shares of Common Stock on the first day such individual serves as a non-employee Director. Each non-employee Director who is serving as Director of the Company on each October 1, beginning with October 1, 1996, shall automatically be granted on such day a Nonqualified Option to acquire 2,500 shares of Common Stock. The exercise price per share for the Common Stock covered by an option granted hereunder shall be equal to the "fair market value" (determined pursuant to the formula set forth in Section 5(d) hereof) of the Common Stock on the date the option is granted, and except as otherwise provided in this Section 4(d), any options granted hereunder shall be subject to the other provisions of this Plan.

        An option granted under this Section 4(d) shall be exercisable with respect to one-fourth of the total shares to which the option relates on each anniversary of the grant date; provided, however, that any option so granted shall become immediately exercisable in full upon the termination of service of the non-employee Director because of disability or death. No option issued under this Section 4(d) shall be exercisable after the expiration of ten years from the date upon which such option is granted. For purposes of this Section 4(d), "disability" means an individual's inability to perform his normal required services for the Company and its Subsidiaries for a period of six consecutive months by reason of the individual's mental or physical disability, as determined by the Committee in good faith in its sole discretion.

         The provisions of this Section 4(d) shall apply only to options granted or to be granted to non-employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any option issued under this Plan to an Optionee who is not an non-employee Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 4(d) shall govern the rights and obligations of the Company and non-employee Directors respecting options granted or to be granted to non-employee Directors.

5.      TERMS OF THE OPTION AGREEMENTS

        Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Committee shall from time to time deem appropriate. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

        (a) EXPIRATION; TERMINATION OF EMPLOYMENT. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date in the case of any Incentive Option shall not be later than the tenth anniversary of the date on which the option was granted; provided, however, that if such Incentive Option is held by a Ten Percent Stockholder, the expiration date of such Incentive Option shall not be later than five years from the date of grant thereof. If an Optionee's employment or service as a director with the Company and its Subsidiaries terminates for any reason, the Committee may in its discretion provide, at any time, that any outstanding option granted to such Optionee under the Plan shall be exercisable, subject to the expiration date of such option, for such period following termination of employment as may be specified by the Committee, which period for purposes of Incentive Options shall not exceed three months where such termination is not due to death or disability (within the meaning of Section 22(e)(3) of the Code) or one year where such termination is due to death or disability. If an Optionee's employment or service as a director with the Company and its Subsidiaries terminates due to the Optionee's willful actions against the interests of the Company, the option may be terminated upon written notice to the Optionee; in such a case, the option will cease to be exercisable immediately upon the Optionee's receipt of such written notice.

        (b) MINIMUM SHARES EXERCISABLE. The minimum number of shares with respect to which an option may be exercised at any one time shall be fifty (50) shares, or such lesser number as is subject to exercise under the option at the time, provided that no fractional shares may be issued.

        (c) EXERCISE. Each option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

        (d) PURCHASE PRICE. The purchase price per share of Common Stock subject to each option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock subject to each Incentive Option shall be not less than the fair market value of the Common Stock on the date such Incentive Option is granted. For the purposes of the Plan, the fair market value of the Common Stock shall be determined in good faith by the Committee; provided, however, that (i) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small-Cap Market on the date the option is granted, the fair market value shall not be less than the average of the highest bid and lowest asked prices of the Common Stock on NASDAQ reported for such date or, if no prices were reported for such date, for the last date preceding such date on which prices were reported, (ii) if the Common Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System on the date the option is granted, the fair market value shall not be less than the closing price reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported, and (iii) the fair market value of the Common Stock on the effective date of the registration statement for the Company's initial public offering shall be the initial offering price.

        (e) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof,
(ii) all requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the Company shall have issued and delivered the shares to the Optionee, and (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

        (f) TRANSFER. No option granted hereunder shall be transferable by the Optionee other than by will or by the laws of descent and distribution, and such option may be exercised during the Optionee's lifetime only by the Optionee, or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Nonqualified Options to members of his immediate family, to trusts for the benefit of such family members and to partnerships in which such family members are the only partners.

6.      METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

        (a) Any option granted under the Plan may be exercised by the Optionee in whole or, subject to Section 5(b) hereof, in part by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the Optionee then desires to purchase (the "Notice"). As a condition precedent to the exercise of any option, the Optionee shall pay or make arrangements for the payment of all taxes to be withheld, in accordance with Section 9 of the Plan.

        (b) Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either: (i) in cash, or by certified or bank check or other payment acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the "Total Option Price"); (ii) if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock that the Optionee has beneficially owned for more than six months and which the Optionee may freely transfer having a fair market value, determined by reference to the provisions of Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the excess, if any, of the Total Option Price over the fair market value of such shares of Common Stock; or (iii) by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option Price to the Company in cash or by other method of payment acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause (iii).

        (c) The delivery of certificates representing shares of Common Stock to be purchased pursuant to the exercise of an option will be contingent upon the Company's receipt of the Total Option Price and of any written representations from the Optionee required by the Committee, and the fulfillment of any other requirements contained in the option agreement or applicable provisions of law.

7.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

        (a) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. In the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

        (b) Adjustments under this Section 7 shall be determined by the Committee and such determinations shall be conclusive. The Committee shall have the discretion and power in any such event to determine and to make effective provision for acceleration of the time or times at which any option or portion thereof shall become exercisable. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

8.      EFFECT OF CERTAIN TRANSACTIONS

        In the case of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, consolidation or other business combination in which the Company is acquired by another entity (other than a holding company formed by the Company) or in which the Company is not the surviving entity, or (iii) the sale of all or substantially all of the assets of the Company to another entity, the Plan and the options issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of options theretofore granted, or the substitution for such option of new options of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 7. In the event of such termination, (A) all outstanding options which are then currently exercisable for shares of Common Stock and (B) such percentage between twenty-five percent (25%) and one hundred percent (100%) of any outstanding options that are not then currently exercisable for shares of Common Stock as shall have been determined by the Committee at the time of grant of the applicable options shall be exercisable for at least fifteen (15) days prior to the date of such termination whether or not otherwise exercisable during such period; provided, however, that in the absence of any express determination by the Committee as to the percentage of any options that shall be accelerated under clause (B) above, the percentage shall be twenty-five percent (25%).

9.      TAX WITHHOLDING

        (a) Each Optionee shall, no later than the exercise date of any option, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

        (b) An Optionee may elect to have his tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any option number of shares with an aggregate fair market value (determined by reference to the provisions of Section 5(d) hereof), that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value (determined by reference to the provisions of Section 5(d) hereof) that would satisfy the withholding amount due.

10.     CONDITION TO GRANTS OF COMMON STOCK

        In addition to the terms and conditions expressly contemplated by the Plan, the Committee may impose such other terms and conditions on the grant of any Common Stock under the Plan as it may determine.

11.     AMENDMENT OF THE PLAN

        The Board of Directors may discontinue the Plan or amend the Plan at any time, and from time to time. Plan amendments shall be subject to approval by the Company stockholders if and to the extent determined by the Committee to be necessary to ensure that Incentive Options granted under the Plan are qualified under Section 422 of the Code.

        Except as provided in Sections 7 and 8 hereof, rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

12.     NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases. Neither the Plan nor any option granted hereunder shall be deemed to confer upon any employee any right to continued employment with the Company or its Subsidiaries.

13.     GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

        (a) The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

        (b) The Plan shall be governed by Delaware law, except to the extent that such law is preempted by federal law.

14.     EFFECTIVE DATE OF PLAN RESTATEMENT; STOCKHOLDER APPROVAL

        This Plan shall become effective upon the date that it is approved by the Board of Directors of the Company; provided, however, that the Plan shall be subject to the approval of the Company's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date. No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained. No Incentive Options may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

                                  EXHIBIT B
                                  ---------

                              AMENDED AND RESTATED
                                  RESTRAC, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN


        The purpose of the Restrac, Inc. 1996 Employee Stock Purchase Plan ("the Plan") is to provide eligible employees of Restrac, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"). Four Hundred Thousand (400,000) shares of Common Stock in the aggregate have been approved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent.

        1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a committee appointed by the Board for such purpose (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

        2. OFFERINGS. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan ("Offerings"). The initial Offering will begin on the effective date of the IPO and will end on September 30, 1996 (the "Initial Offering"). Thereafter, an Offering will begin on the first business day occurring on or after each October 1 and April 1 and will end on the last business day occurring on or before the following March 31 and

September 30, respectively.

        3. ELIGIBILITY. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week and have completed at least six (6) months of employment.

        4. PARTICIPATION. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least ten (10) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state the percentage to be deducted from his Compensation (as defined in Section
11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

        5. EMPLOYEE CONTRIBUTIONS. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of ten percent (10%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

        6. DEDUCTION CHANGES. An employee may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least ten (10) business days before the next Offering Date (or by such other deadline as shall be established for the Offering).

        7. WITHDRAWAL. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee's withdrawal will be effective as of the next business day. Following an employee's withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with
Section 4.

        8. GRANT OF OPTIONS. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, up to 2500 whole shares of Common Stock reserved for the purposes of the Plan. The purchase price for each share purchased under such Option (the "Option Price") will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

        Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of
Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

        9. EXERCISE OF OPTION AND PURCHASE OF SHARES. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any balance remaining in an employee's account at the end of an Offering will be refunded to the employee promptly; provided that any balance remaining in an employee's account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering.

        10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

        11.     DEFINITIONS.

        The term "Compensation" means the amount of total cash compensation, prior to salary reduction pursuant to either Section 125 or 401(k) of the Code, including base pay, commissions, overtime, and incentive and bonus awards, but excluding allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

        The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that is designated from time to time by the Board or the Committee to participate in the Plan. Subsidiaries may be so designated either before or after the Plan is approved by the stockholders.

        The term "Fair Market Value of the Common Stock" means the last reported sale price of the Common Stock on the Nasdaq National Market ("NASDAQ") on a given day or, if no sales of Common Stock were made on that day, the last reported sale price of the Common Stock on the next preceding day on which sales were made.

        The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

        The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

        12. RIGHTS ON RETIREMENT, DEATH, OR OTHER TERMINATION OF EMPLOYMENT. If a participating employee's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary.

        13. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

        14. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        15. APPLICATION OF FUNDS. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

        16. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

        17. AMENDMENT OF THE PLAN. The Board or the Committee may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within twelve (12) months of such Board or Committee action, by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, no amendment shall be made (a) increasing the number of shares approved for the Plan or (b) redefining the class of corporations whose employees are eligible to receive Options under the Plan.

        18. INSUFFICIENT SHARES. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

        19. TERMINATION OF THE PLAN. The Plan may be terminated at any time by the Board or the Committee. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

        20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under the Plan is subject to listing on NASDAQ (or other national exchange) and obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

        The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

        21. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        22. TAX WITHHOLDING. Participation in the Plan is subject to any required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

        23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        24. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on the first day of the Company's initial public offering, subject to approval by the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting of stockholders, which approval must occur within twelve (12) months of the adoption of the Plan by the Board.

       DIRECTIONS TO 1998 ANNUAL MEETING OF STOCKHOLDERS OF RESTRAC, INC.

FROM THE NORTH:
Take Route 95/128 South to Exit 30B. Enter Sheraton Tara Lexington on first driveway on the right.

FROM THE SOUTH:
Take Route 95/128 South to Exit 30B (Route 2A West) off the access road. Enter Sheraton Tara Lexington Inn on the first driveway on the right.

FROM THE WEST:
Take the Massachusetts Turnpike (Route 90) East to Exit 14 (Route 95 North) to Exit 30B (Route 2A West) off the access road. Enter Sheraton Tara Lexington Inn on the first driveway on the right.

FROM LOGAN INTERNATIONAL AIRPORT:
Follow signs out of the airport to Route 93 (Expressway/Downtown Boston) through Sumner Tunnel. Take 93 North to Exit 37 (Route 95 North/128 South) to Exit 30B (Route 2A/Hanscom Air Force Base/Concord). Enter Sheraton Tara Lexington Inn on the first driveway on the right.


                                  DETACH HERE

                                 RESTRAC, INC.

               ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 4, 1998

The undersigned, revoking all prior proxies, hereby appoints Cynthia G. Eades and Nancy A. Pasciuto, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Restrac, Inc. (the "Company") to be held on Wednesday, February 4, 1998 at 3:30 p.m. and any adjourned sessions thereof, and there to vote and act upon (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement and (3) Annual Report of the Company for the fiscal year ended September 30, 1997.


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                                                                     -----------
                                                                     SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
                                                                     -----------

                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY
     ELECTION TO OFFICE OR ANY PROPOSAL SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE.

                                                                                                              FOR  AGAINST  ABSTAIN
     1. To re-elect A. Bruce Johnston and Martin J. Fahey      2. Approval of an amendment to the Company's   [ ]    [ ]      [ ]
        as Directors of the Company.                              1996 Stock Option and Grant Plan.

                    FOR   WITHHELD                             3. Approval of an amendment to the Company's   [ ]    [ ]      [ ]
                    [ ]      [ ]                                  1996 Employee Stock Purchase Plan.



     [ ]
        -------------------------------------------------
             For all nominees except as noted above
                                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [ ]

                                                               MARK HERE IF YOU PLAN TO ATTEND THE MEETING        [ ]

                                                               Please sign name(s) exactly as appearing heron. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sing personally. If a corporation, sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.